EXHIBIT 10.1 - STANDARD INDUSTRIAL SUBLEASE DATED AS OF DECEMBER 11, 2000 BY AND BETWEEN INNOVADYNE TECHNOLOGIES, INC. AND TRUETIME, INC.

                   AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION
                                STANDARD SUBLEASE
                 (Long-form to be used with pre-1996 AIR leases)

1. Parties. This Sublease, dated, for reference purposes only, December 11, 2000, is made by and between TrueTime, Inc. a Delaware Corporation ("Sublessor") and Innovadyne Technologies, Inc. a Delaware Corporation ("Subleasee").

2. Premises. Sublessor hereby subleases to Sublessee and Sublessee hereby subleases from Sublessor for the term, at the rental, and upon all of the conditions set forth herein, that certain real property, including all improvements therein, and commonly known by the street address of 2835 Duke Court, Santa Rosa located in the County of Sonoma, State of California and generally described as (describe briefly the nature of the property) the entire + 25,000 square foot building located on Lot #4 and a portion of Lot #5 as shown on the map of Oak Manor II, subdivision, Santa Rosa, as shown on the attached plan marked Exhibit "A" ("Premises").

3. Term.

         3.1 Term. The term of this Sublease shall be for Forty-eight and one half months commencing on January 15, 2001 and ending on January 31, 2005 unless sooner terminated pursuant to any provision hereof.

         3.2 Delay In Commencement. Sublessor agrees to use its best commercially reasonable efforts to deliver possession of the Premises by the commencement date. If, despite said efforts, Sublessor is unable to deliver possession as agreed, Sublessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Sublease. Sublessee shall not, however, be obligated to pay Rent or perform its other obligations until it receives possession of the Premises. If possession is not delivered within (30) days after the commencement date, Sublessee may, at its option, by notice in writing within ten days after the end of such (30) day period, cancel this Sublease, in which event the Parties shall be discharged from all obligations hereunder. If such written notice is not received by Sublessor within said ten day period, Sublessee's right to cancel shall terminate. Except as otherwise provided, if possession is not tendered to Sublessee when required and Sublessee does not terminate this Sublease, as aforesaid, any period of rend abatement that Sublessee would otherwise have enjoyed shall run from the date of delivery of possession and continue for a period equal to what Sublessee would otherwise have enjoyed under the terms hereof, but minus any days of delay caused by the acts or omissions of Sublessee. If possession is not delivered within (60) days after the commencement date, this Sublease shall automatically terminate unless the Parties agree, in writing, to the contrary.

4. Rent.

         4.1 Base Rent. Sublessee shall pay to Sublessor as Base Rent for the Premises equal monthly payments of $21,250.00 in advance, on the first day of each month of the term hereof. Sublessee shall pay Sublessor upon the execution hereof Twenty-one Thousand Two Hundred Fifty ($21,250.00) as Base Rent for the first month's rent. See Addendum for annual rent adjustments. Base Rent for any period during the term hereof which is for less than one month shall be a pro rata portion of the monthly installment.

         4.2 Rent Defined. All monetary obligations of Sublessee to Sublessor under the terms of this Sublease (except for the Security Deposit) are deemed to be rent ("Rent"). Rent shall be payable in lawful money of the United States to Sublessor at the address stated herein or to such other persons or at such other places as Sublessor may designated in writing.

5. Security Deposit. Sublessee shall deposit with Sublessor upon execution hereof $21,250.00 as security for Sublessee's faithful performance of Sublessee's obligations hereunder. If Sublessee fails to pay Rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Sublease, Sublessor may use, apply or retain all or any portion of said deposit for the payment of any Rent or other charge in default or for the payment of any other sum to which Sublessor may become obligated by reason of Sublessee's default, or to compensate Sublessor for any loss or damage which Sublessor may suffer thereby. If Sublessor so uses or applies all or any portion of said deposit, Sublessee shall within ten days after written demand therefore forward to Sublessor an amount sufficient to restore said Deposit to the full amount provided for herein and Sublessee's failure to do so shall be a material breach of this Sublease. Sublessor shall not be required to keep said Deposit separate from its general accounts. If Sublessee performs all of Sublessee's obligations hereunder, said Deposit, or so much thereof as has not therefore been applied by Sublessor, shall be returned, without payment of interest to Sublessee (or at Sublessor's option, to the last assignee, if any, of Sublessee's interest hereunder) at the expiration of the term hereof, and after Sublessee has vacated the Premises. No trust relationship is created herein between Sublessor and Sublessee with respect to said Security Deposit.

6. Use.

         6.1 Agreed Use. The Premises shall be used and occupied only for general office and light manufacturing as approved by the City of Santa Rosa and for no other purpose.

         6.2 Compliance. Sublessor warrants that the improvements on the Premises comply with all applicable covenants or restrictions of record and applicable building codes, regulations and ordinances ("Applicable Requirements") in effect on the commencement date. Said warranty does not apply to the use to which Sublessee will put the Premises or to any alterations or utility installations made or to be made by Sublessee. NOTE:
Sublessee is responsible for determining whether or not the zoning is appropriate for its intended use, and acknowledges that past uses of the Premises may no longer be allowed. If the Premises do not comply with said warranty) Sublessor shall, except as otherwise provided, promptly after receipt of written notice from Sublessee setting forth with specificity the nature and extent of such non-compliance, rectify the same at Sublessor's expense. If Sublessee does not give Sublessor written notice of a non-compliance with this warranty within six months following the commencement date, correction of that non-compliance shall be the obligation of Sublessee at its sole cost and expense.

         6.3 Acceptance of Premises and Lessee. Sublessee acknowledges that:

         (a) It has been advised by Brokers to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements), and their suitability for Sublessee's intended use.

         (b) Sublessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to its occupancy of the Premises, and

         (c) Neither Sublessor, Sublessor's agents, nor any Broker has made any oral or written representations or warranties with respect to said matters other than as set forth in this Sublease. In addition, Sublessor acknowledges that:

         (a) Broker has made no representations, promises or warranties concerning Sublessee's ability to honor the Sublease or suitability to occupy the Premises, and

         (b) It is Sublessor's sole responsibility to investigate the financial capability and/or suitability of all proposed tenants.

7. Master Lease.

         7.1 Sublessor is the lessee of the Premises by virtue of a lease and addenda and other modifications to the lease hereinafter the "Master Lease", a copy of which is attached hereto marked Exhibit 1, wherein Arthur and Elisabeth Vincent is the lessor, hereinafter the "Master Lessor".

         7.2 This Sublease is and shall be at all times subject and subordinate to the Master Lease.

         7.3 The terms, conditions and respective obligations of Sublessor and Sublessee to each other under this Sublease shall be the terms and conditions of the Master Lease except for those provisions of the Master Lease which are directly contradicted by this Sublease in which event the terms of this Sublease document shall control over the Master Lease. Therefore, for the purposes of this Sublease, wherever in the Master Lease the word "Lessor" is used it shall be deemed to mean the Sublessor herein and wherever in the Master Lease the word "Lessee" is sued it shall be deemed to mean the Sublessee herein.

         7.4 During the term of this Sublease and for all periods subsequent for obligations which have arisen prior to the termination of this Sublease, Sublessee does hereby expressly assume and agree to perform and comply with, for the benefit of Sublessor and Master Lessor, each and every obligation of Sublessor under the Master Lease except for the following paragraphs which are excluded therefrom: 4, 5, 46, 48, 49, 50, 51, 52, 53, 3.1, 3.2 and 15.

         7.5 The obligations that Sublessee has assumed under paragraph 7.4 hereof are hereinafter referred to as the "Sublessee's Assumed Obligations". The obligations that sublessee has not assumed under paragraph 7.4 hereof are hereinafter referred to as the "Sublessor's Remaining Obligations".

         7.6 Sublessee shall hold Sublessor free and harmless from all liability, judgments, costs, damages, claims or demands, including reasonable attorneys fees, arising out of Sublessee's failure to comply with or perform Sublessee's Assumed Obligations.

         7.7 Sublessor agrees to maintain the Master Lease during the entire term of this Sublease, subject, however, to any earlier termination of the Master Lease without the fault of the Sublessor, and to comply with or perform Sublessor's Remaining Obligations and to hold Sublessee free and harmless from all liability, judgments, costs, damages, claims or demands arising out of Sublessor's failure to comply with or perform Sublessor's Remaining Obligations.

         7.8 Sublessor represents to Sublessee that the Master Lease is in full force and effect and that no default exists on the part of any Party to the Master Lease.

8. Assignment of Sublease and Default.

         8.1 Sublessor hereby assigns and transfers to Master Lessor the Sublessor's interest in this Sublease, subject however to the provisions of Paragraph 8.2 hereof.

         8.2 Master Lessor, by executing this document, agrees that until a Default shall occur in the performance of Sublessor's Obligations under the Master Lease, that Sublessor may receive, collect and enjoy the Rent accruing under this Sublease. However, if Sublessor shall Default in the performance of its obligations to Master Lessor then Master Lessor may, at its option, receive and collect, directly from Sublessee, all Rent owing and to be owed under this Sublease. Master Lessor shall not, by reason of this assignment of the Sublease nor by reason of the collection of the Rent from the Sublessee, be deemed liable to Sublessee for any failure of the Sublessor to perform and comply with Sublessor's Remaining Obligations.

         8.3 Sublessor hereby irrevocably authorizes and directs Sublessee upon receipt of any written notice from the Master Lessor stating that a Default exists in the performance of Sublessor's obligations under the Master Lease, to pay to Master Lessor the Rent due and to become due under the Sublease. Sublessor agrees that Sublessee shall have the right to rely upon any such statement and request from Master Lessor, and that Sublessee shall pay such Rent to Master Lessor without any obligation or right to inquire as to whether such Default exists and notwithstanding any notice from or claim from Sublessor to the contrary and Sublessor shall have no right or claim against Sublessee for any such Rent so paid by Sublessee.

         8.4 No changes or modifications shall be made to this Sublease without the consent of Master Lessor.

9. Consent of Master Lessor.

         9.1 In the event that the Master Lease requires that Sublessor obtain the consent of Master Lessor to any subletting by Sublessor then, this Sublease shall not be effective unless, within ten days of the date hereof, Master Lessor signs this Sublease thereby giving its consent to this Subletting.

         9.2 In the event that the obligations of the Sublessor under the Master Lease have been guaranteed by third parties then neither this Sublease, nor the Master Lessor's consent, shall be effective unless, within 10 days of the date hereof, said guarantors sign this Sublease thereby giving their consent to this Sublease.

         9.3 In the event that Master Lessor does give such consent then:

                  (a) Such consent shall not release Sublessor of its obligations or alter the primary liability of Sublessor to pay the Rent and perform and comply with all of the obligations of Sublessor to be performed under the Master Lease.

                  (b) The acceptance of Rent by Master Lessor from Sublessee or anyone else liable under the Master Lease shall not be deemed a waiver by Master Lessor of any provisions of the Master Lease.

                  (c) The consent to this Sublease shall not constitute a consent to any subsequent subletting or assignment.

                  (d) In the event of any Default of Sublessor under the Master Lease, Master Lessor may proceed directly against Sublessor, any guarantors or anyone else liable under the Master Lease or this Sublease without first exhausting Master Lessor's remedies against any other person or entity liable thereon to Master Lessor.

                  (e) Master Lessor may consent to subsequent sublettings and assignments of the Master Lease or this Sublease or any amendments or modifications thereto without notifying Sublessor or anyone else liable under the Master Lease and without obtaining their consent and such action shall not relieve such persons from liability.

                  (f) In the event that Sublessor shall Default in its obligations under the Master Lease, then Master Lessor, at its option and without being obligated to do so, may require Sublessee to attorn to Master Lessor in which event Master Lessor shall undertake the obligations of Sublessor under this Sublease from the time of the exercise of said option to termination of this Sublease but Master Lessor shall not be liable for any prepaid Rent nor any Security Deposit paid by Sublessee, nor shall Master Lessor be liable for any other Defaults of the Sublessor under the Sublease.

         9.4 The signatures of the Master Lessor and any Guarantors of Sublessor at the end of this document shall constitute their consent to the terms of this Sublease.

         9.5 Master Lessor acknowledges that, to the best of Master Lessor's knowledge, no Default presently exists under the Master Lease of obligations to be performed by Sublessor and that the Master Lease is in full force and effect.

         9.6 In the event that Sublessor Defaults under its obligations to be performed under the Master Lease by Sublessor, Master Lessor agrees to deliver to Sublessee a copy of any such notice of default. Sublease shall have the right to cure any Default of Sublessor described in any notice of default within ten days after service of such notice of default of Sublessee. If such Default is cured by Sublessee then Sublessee shall have the right of reimbursement and offset from and against Sublessor.

10. Brokers Fee.

         10.1 Upon execution hereof by all parties, Sublessor shall pay to Orion Partners Ltd. a licensed real estate broker, ("Broker"), a fee as set forth in a separate agreement between Sublessor and Broker, or in the event there is no such separate agreement, the sum of $ per separate agreement for brokerage services rendered by Broker to Sublessor in this transaction.

11. Attorney's Fees. If any party or the Broker named herein brings an action to enforce the terms hereof or to declare rights hereunder, the prevailing party in any such action, on trial and appeal, shall be entitled to his reasonable attorney's fees to be paid by the losing party as fixed by the Court.

12. Additional Provisions. [If there are no additional provisions, draw a line from this point to the next printed word after the space left here. If there are additional provisions place the same here.] See "Addendum"

--------------------------------------------------------------------------------
ATTENTION: NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION OR BY ANY REAL ESTATE BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS SUBLEASE ON THE TRANSACTION TO WHICH IT RELATES THE PARTIES ARE URGED TO:

1. SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS SUBLEASE.

2. RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES. SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCE, THE ZONING OF THE PROPERTY, THE STRUCTURAL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, AND THE SUITABILITY OF THE PREMISES FOR SUBLESSEE'S INTENDED USE.

WARNING: IF THE SUBJECT PROPERTY IS LOCATED IN A STATE OTHER THAN CALIFORNIA, CERTAIN PROVISIONS OF THE SUBLEASE MAY NEED TO BE REVISED TO COMPLY WITH THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED.
--------------------------------------------------------------------------------

Executed at    Santa Rosa, California            TrueTime, Inc.
           -----------------------------         -------------------------------
on:              Jan 2, 2001                 By  John E. Dutil
     -----------------------------------         -------------------------------
Address:     3750 Westwind  Blvd.            By:
          ------------------------------         -------------------------------
                                             *Sublessor*(Corporate Seal)

Executed at   Robert Park, GA                    Innovadyne Technologies, Inc.
           -----------------------------     -----------------------------------
on:            Dec 29th, 2000                By  /s/ [signature illegible]
     -----------------------------------         -------------------------------
Address:                                     By:
          ------------------------------         -------------------------------
                                             *Sublessee*(Corporate Seal)

Executed at       [illegible]                         [illegible]
           -----------------------------         -------------------------------
on:            January 8, 2001                By
     -----------------------------------           -----------------------------
Address:                                      By:  /s/ [illegible]
          ------------------------------           -----------------------------
                                              *Master Lessor*(Corporate Seal)
----------------------------------------       /s/ Stephen Wang, agent for
                                              ----------------------------------
----------------------------------------           Alexander Peter [illegible]
                                              ----------------------------------

NOTE: These forms are often modified to meet changing requirements of law and need of the Industry. Always write or call to make sure you are utilizing the most current form: AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION, 700 So. Flower St., Suite 500, Los Angeles, CA 90017 (213) 687-8777.

                              ADDENDUM TO SUBLEASE

This addendum dated this 29th day of December, 2000, is hereby made a part of the Sublease between TrueTime, Inc., a Delaware corporation ("Sublessor") and Innovadyne Technologies, Inc., a Delaware corporation ("Sublessee"), and the provisions hereof shall have the same force and effect as if fully set forth therein:


6.03(c.) Sublessor represents that the electrical, plumbing, HVAC, fire sprinkler systems and landscaping watering systems are in good working order on the commencement date of this sublease, and that Sublessor has maintained such systems in good working order during its occupancy of the Premises. Sublessor agrees to make the maintenance records with respect to such systems available to Sublessee during normal business hours and upon 4 days advance written request.

11. Sublessor shall be entitled to reasonable attorney's fees, costs, and expenses incurred in preparation and service of notices of default of this sublease, and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such default or resulting breach.

12. ADDITIONAL PROVISIONS:

A.) If there exists no uncured material default in Sublease by Sublessee, Sublessee may extend this Sublease for one additional thirty-six (36) month period by providing Sublessor with written notification, not less than ninety
(90) days prior to the expiration of the initial term, of Sublessee's intention to so extend this Sublease. Monthly rent during such lease extension period will be as follows:

                           Months 1 - 12             $23,917.00
                           Months 13 - 24            $24,635.00
                           Months 25 - 36            $25,374.00

B.) Under Article 4.1 of the Sublease, the monthly rent for the Premises will be as follows:

                           Jan. 15 - Jan. 31, 2001:        $10,625.00
                           Feb. 2001 through Jan. 2002:    $21,250.00
                           Feb. 2002 through Jan. 2003:    $21,887.50
                           Feb. 2003 through Jan. 2004:    $22,544.00
                           Feb. 2004 through Jan. 2005:    $23,220.50

C.) Before Sublessee takes possession of the Premises, Sublessor agrees, at its expense, to professionally clean the existing carpets within the Premises, to wax the vinyl floors, and to paint the interior of the Premises excluding the demountable walls.

D.) 1. At all times during the course of the Sublease, Sublessee agrees to maintain a net worth of $1 million (as determined under GAAP, consistently applied), and to maintain a balance of cash and/or marketable securities in an amount of at least $500,000. Sublessee will notify Sublessor within five business days of the end of any calendar quarter for which it fails to comply with either the net worth or cash balance requirement. Failure by Sublessee to maintain such net worth and cash balances may be deemed by Sublessor to be a material breach of the Sublease. No waiver by Sublessor of this provision 12D shall be deemed a waiver of any subsequent failure by Sublessee to comply with the provisions of this paragraph 12D.

         2. Sublessor may, upon 48 hours advance notice, review the financial statements of Sublessee for the quarter and year most recently ended. Such review will occur during normal business hours at the Premises. Sublessor agrees to keep confidential all information obtained from any such review. If, during the term of the Sublease, Sublessee becomes a reporting company within the meaning of applicable SEC rules and regulations, review rights hereunder will terminate.

E.) Sublessor will use its best efforts to obtain from Lessor permission for Sublessee to place a sign on the Premises identifying the Premises as the location of Sublessee's business. Sublessee agrees to place such sign on the existing concrete monument next to the driveway.

F.) NOTICE. Any notice required or permitted to be given hereunder shall be in writing and may be given by personal delivery or by certified mail, and if given by certified mail, shall be deemed sufficiently given if addressed to Sublessee or Sublessor at the address noted below the signature of the respective parties, as the case may be. Either party may by notice to the other specify a different address for notice purposes hereunder. Unless Sublessee otherwise notifies Sublessor of a change of address, the Premises shall be the notice address for the Sublessee as of the Commencement Date. A copy of all notices required or permitted to be given to Sublessor hereunder shall be concurrently transmitted to such party or parties as Sublessor may from time to time hereafter designate by notice to Sublessee.

G.) MASTER LESSOR CONTACT/RESCISSION. Immediately upon acceptance of this Sublease, Sublessor will provide Sublessee with the name and phone number of the Master Lessor and the Master Lessor's property management representative. For the period of five business days following the receipt of such name and phone information, Sublessee will have the right, in its sole discretion, to rescind this Sublease based on adverse information, if any, it may receive from the Master Lessor.

H.) INSURANCE. The insuring party under the Master Lease shall be Sublessee Innovadyne Technologies, Inc. Sublessee shall carry the insurance policies required to be carried by Sublessor pursuant to Paragraph 8 of the Master Lease. The insurance policies shall: (a) name Master Lessor and Sublessor as additional insureds; and (b) provide that the insurance carrier will endeavor to provide thirty (30) days written notice to Master Lessor and Sublessor prior to cancellation. Sublessor shall deliver evidence of such insurance to Sublessor prior to occupancy.

SUBLESSOR'S INITIALS:                                SUBLESSEE'S INITIALS

    /s/  JED                                          /s/   [ILLEGIBLE]
--------------------------                           ---------------------------

--------------------------                           ---------------------------

MASTER LESSOR'S INITIALS

--------------------------

   /s/   [ILLEGIBLE]
--------------------------